             UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         SHEER VENTURES INC.

                       ---------------------------

          (Exact name of Registrant as specified in its charter)

NEVADA 1000 Applied For
------------- --------------------------- ----------------
(State or other Standard Industrial IRS Employer
jurisdiction of Classification Identification
incorporation or Number
organization)

Sheer Ventures Inc.
Doug Berry, President
1030 – 475 Howe Street
Vancouver, British Columbia
Canada V6C 2B3
------------------------------ ----------
(Name and address of principal (Zip Code)
executive offices)

Val-U-Corp Services Inc.
1802 N Carson Street, Suite 212
Carson City, Nevada, USA
Telephone: 775-887-8853 89701
------------------------------ ----------
(Name, address and telephone (Zip Code)
number of agent for service)

Registrant's telephone number,
including area code: (604)683.5061
Fax:(604)683.7059
--------------

Approximate date of

proposed sale to the public:               as soon as practicable after

                                           the effective date of this

                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415

under the Securities Act of 1933, check the following box.          |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same

offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following.                                          |__|

                  CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------

TITLE OF EACH PROPOSED PROPOSED
CLASS OF MAXIMUM MAXIMUM
SECURITIES DOLLAR OFFERING AGGREGATE AMOUNT OF TO BE AMOUNT TO BE PRICE PER OFFERING REGISTRATION
REGISTERED REGISTERED SHARE (1) PRICE (2) FEE (2)
-----------------------------------------------------------------------
Common Stock $320,000 $0.10 $320,000 $40.54

-----------------------------------------------------------------------

(1) Based on the last sales price on June 30, 2004

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our shares.  The offering price was established by management and does not reflect market value, assets or any established criteria of valuation.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE

OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE

REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES

THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN

ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE

COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

          SUBJECT TO COMPLETION, Dated July 21, 2004

                                        PROSPECTUS

    SHEER VENTURES INC.

                                     3,200,000 SHARES

                                       COMMON STOCK

                             ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

                              ----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6 – 10.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: July 21, 2004

                              Table Of Contents

                                                               PAGE

Summary .......................................................  5

Risk Factors ..................................................  6

Risks Related To Our Financial Condition and Business Model

------------------------------------------------------------

  -  If we do not obtain additional financing, our business

     will fail ................................................  6

  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  7

  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business

     will fail ................................................  8

  -  Because of the inherent dangers involved in mineral

     exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  8

  -  Even if we discover commercial reserves of precious metals on the North Manchester Property, we may not be able to

     successfully obtain commercial production ................  8

  -  We need to continue as a going concern if our business is to succeed ...............................................  8

-

If we do not obtain clear title to the North Manchester

-  property our business may fail ...........................  9

  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be

     negatively affected ......................................  9

  -  Because our directors own 38.5% of our outstanding stock,

   they could control and make corporate decisions that may

   be disadvantageous to other minority stockholders ........  9

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

  -  If a market for our common stock does not develop,

     shareholders may be unable to sell their shares .........   9

  -  A purchaser is purchasing penny stock which limits the

Directors, Executive Officers, Promoters and Control Persons..  16

Security Ownership of Certain Beneficial Owners and Management  17

Description of Securities ..................................... 18

Interest of Named Experts and Counsel ......................... 19

Disclosure of Commission Position of Indemnification for

                               Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration.  To date, we have not conducted any exploration on our sole mineral property, the Eliza property located in the ALberni Mining Division, British Columbia.  We own a 100% interest in the two mining claims comprising the Eliza property.  We purchased these claims from Mr. David Heyman of Langley, British Columbia for a cash payment of $6,500.

Our objective is to conduct mineral exploration activities on the Eliza property in order to assess whether it possesses economic reserves of gold, silver and/or copper.  We have not yet identified any economic mineralization on the property.  Our proposed exploration programs are designed to search for an economic mineral deposit.

We were incorporated in the State of Nevada on April 30, 2004.  Our principal offices are located at 1030 – 475 Howe Street, Vancouver, British Columbia, V6C 2B3 Canada.  Our telephone number is (604)683-5061.

The Offering:

Securities Being Offered     Up to 3,200,000 shares of common stock.

Offering Price               The selling shareholders will sell our

                             shares at $0.10 per share until our shares

                             are quoted on the OTC Bulletin Board, and

                             thereafter at prevailing market prices or

                             privately negotiated prices.  We

                             determined this offering price based upon

                             the price of the last sale of our common

                             stock to investors.

Terms of the Offering        The selling shareholders will determine

                             when and how they will sell the common

                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the

                             3,200,000 shares of common stock have been

                             sold, the shares no longer need to be

                             registered to be sold due to the operation

                             of Rule 144(k) or we decide at any time to

                             terminate the registration of the

                             shares at our sole discretion.  In any

                             event, the offering shall be terminated no

                             later than two years from the effective

                             date of this registration statement.

Securities Issued

And to be Issued             5,200,000 shares of our common stock are

                             issued and outstanding as of the date of

                             this prospectus.  All of the common stock

                             to be sold under this prospectus will be

                             sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the

                             sale of the common stock by the selling

                             shareholders.

Summary Financial Information

Balance Sheet Data June 30, 2004

Cash $45,486
Total Assets $45,486
Liabilities $30,035
Total Stockholders’ Equity $15,451

Statement of Loss and Deficit

From Incorporation on
April 30, 2004 to June 30, 2004

Revenue $0
Net Loss ($39,549)

                          Risk Factors

An investment in our common stock involves a high degree of risk.

You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Eliza property, and therefore we will need to obtain additional financing in order to complete our business plan.  As of June 30, 2004, we had cash in the amount of $45,486.  We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Eliza property.  We do not currently have sufficient funds to conduct initial exploration on the property and require additional financing in order to determine whether the property contains economic mineralization.  We will also require additional financing if the costs of the exploration of the Eliza property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, silver and gold, investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Eliza property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Although we are preparing to commence exploration on the Eliza property in the fall of 2004, we have not yet commenced exploration on the property.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on April 30, 2004 and have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Eliza property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of copper, silver or gold.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  Our exploration of the Eliza property may not result in the discovery of commercial quantities of copper, silver or gold.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER RESERVES OF PRECIOUS METALS ON THE ELIZA PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP THE ELIZA CLAIMS.

The Eliza property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing minerals of commercial tonnage and grade, we will require additional funds in order to further develop the property.  At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our independent accountant’s report to our audited financial statements for the period ended June 30, 2004, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations and our dependence upon obtaining adequate financing to pay our liabilities.  If we are not able to continue as a going concern, it is likely investors will lose their investments.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the Eliza property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied.  These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our director does not have any technical training in the field of geology.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  Their decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Berry intends to devote 20 hours per week to our business affairs. It is possible that the demands on Mr. Berry from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Berry may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

                           Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

                      Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,200,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.

3,000,000 shares of our common stock that the selling

      shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 25, 2004; and

2,

200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was

      completed on June 30, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;

  2.  the total number of shares that are to be offered for each;

  3.  the total number of shares that will be owned by each upon completion of the offering; and

  4.  the percentage owned by each upon completion of the offering.

                            Total Number

                            Of Shares To    Total Shares  Percentage of

                            Be Offered For  to Be Owned   Shares owned

Name Of      Shares Owned   Selling         Upon          Upon

Selling      Prior To This  Shareholders    Completion Of Completion of

Stockholder  Offering       Account         This Offering This Offering

Arnie Gregersen    100,000      100,000          Nil            Nil

10608  125B Street

Surrey, B.C. V3V 5A7

L. Robert Ferguson 100,000      100,000           Nil           Nil

2555 128th Street

Surrey, B.C.   V4B 1V4

Peter Docharty     100,000      100,000           Nil           Nil

15728 Cliff Avenue

White Rock, B.C.  V4B 1W2

Tarry Jamieson      100,000     100,000           Nil           Nil

2345  124th Street

Surrey, B.C. V4A 3M9

Sandra Berry         50,000      50,000           Nil           Nil

15473 Thrift Avenue

White Rock, B.C.  V4B 2L8

Kurt Roufosse        50,000      50,000           Nil           Nil

3759 Hamilton Street

Port Coquitlam, B.C.  V3B 3A2

Graham Mason         50,000      50,000           Nil           Nil

1333 Haro Street, Suite 1009

Vancouver, B.C. V6E 1G4

Allan Anderson        50,000     50,000           Nil           Nil

378 Simpson Street

New Westminster, B.C.  V7L 3J9

Lee Beran             75,000     75,000           Nil           Nil

16708  85A Avenue

Surrey, B.C.  V4N 5A5

Rory Eades            75,000     75,000           Nil           Nil

206 Allard Street

Coquitlam, B.C.  V3K 4K8

                            Total Number

                            Of Shares To    Total Shares  Percentage of

                            Be Offered For  to Be Owned   Shares owned

Name Of      Shares Owned   Selling         Upon          Upon

Selling      Prior To This  Shareholders    Completion Of Completion of

Stockholder  Offering       Account         This Offering This Offering

James D. Harris       75,000       75,000           Nil           Nil

2254 Seymour Blvd.

North Vancouver, B.C. V7J 2J8

Robert McKim          75,000       75,000           Nil           Nil

458 Shannon Way

Delta, B.C.  V4M 2W5

Jen Chitty           100,000      100,000           Nil           Nil

12644 28th Avenue

Surrey, B.C.  V4A 2P3

Sandy Jamieson       100,000      100,000           Nil           Nil

12655 27A Avenue

Surrey, B.C.  V4A 2N4

David A. Robinson    100,000      100,000           Nil           Nil

68 Mount Cascade Close, S.E.

Calgary, AB  T2Z 2K5

Doug Foster          150,000      150,000           Nil           Nil

3469 Jervis Street

Port Coquitlam, B.C.  V3B 4P5

Jim Babcock          200,000      200,000           Nil           Nil

1670  138B Street

Surrey, B.C.  V4A 9J8

Rob Moe              150,000      150,000           Nil           Nil

3776 Fir Street

Burnaby, B.C.  V5G 2A5

Craig Hagen          150,000      150,000           Nil           Nil

966 Dundonald Drive

Port Coquitlam, B.C.

Kirk Strachan        100,000      100,000           Nil           Nil

12588  25th Avenue

Surrey, B.C.  V4A 2K3

Jacqueline Enns       50,000       50,000           Nil           Nil

13788 105A Avenue

Surrey, B.C.  V3T 2B4

David Anderson        50,000       50,000           Nil           Nil

942 Porter Street

Coquitlam, B.C.  V3J 5C2

                            Total Number

                            Of Shares To    Total Shares  Percentage of

                            Be Offered For  to Be Owned   Shares owned

Name Of      Shares Owned   Selling         Upon          Upon

Selling      Prior To This  Shareholders    Completion Of Completion of

Stockholder  Offering       Account         This Offering This Offering

Colleen Preston      200,000     200,000           Nil           Nil

2962 Waterford Place

Coquitlam, B.C.  V3E 2S9

Jeannie Ord           75,000      75,000           Nil           Nil

11900 230th Street

Maple Ridge, B.C.  V2X 7Z8

Leah Clark            75,000      75,000           Nil           Nil

3108 Fisher Court

Coquitlam, B.C.  V3E 2R8

Toby Klassen         100,000     100,000           Nil           Nil

12536  190 A Street

Pitt Meadows, B.C.  V3Y 2J2

Art Auger            100,000     100,000           Nil           Nil

26775 Cunningham Avenue

Maple Ridge, B.C.  V2W 1M8

Kerry Gladson        150,000     150,000           Nil           Nil

14336  31st Avenue

Surrey, B.C.  V4P 2J3

Ian Ballam           150,000     150,000           Nil           Nil

7603 Newcombe Street

Burnaby, B.C.  V3N 3V7

Rick Berry           100,000     100,000           Nil           Nil

Box 4419

Smithers, B.C.  V0J 2N0

Steve McKee           40,000      40,000           Nil           Nil

5177 Alderfield Place

West Vancouver, B.C.  V7W 2W7

Neil Gray             35,000      35,000           Nil           Nil

198 Aquarius Mews, Suite 1708

Vancouver, B.C.  V6Z 2Y4

Robert McBain         30,000      30,000           Nil           Nil

622 Danset Avenue

Coquitlam, B.C. V3K 3G3

Gail Just             30,000      30,000           Nil           Nil

6335 Easy Street

Whistler, B.C.  V0N 1B6

                            Total Number

                            Of Shares To    Total Shares  Percentage of

                            Be Offered For  to Be Owned   Shares owned

Name Of      Shares Owned   Selling         Upon          Upon

Selling      Prior To This  Shareholders    Completion Of Completion of

Stockholder  Offering       Account         This Offering This Offering

Scott McLeod          25,000      25,000           Nil           Nil

403 Agnes Street, Suite 301

New Westminster, B.C.  V3L 1G2

Ab Moshansky          40,000      40,000           Nil           Nil

RR2 S41  C89

Oliver, B.C.  V0H 1T0

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,200,000 shares of common stock outstanding on the date of this prospectus.

Rick Berry is the brother and Sandra Berry is the sister-in-law of Doug Berry, our President, CEO, Secretary, Treasurer and director.

Other than as described above, none of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales.

None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $•. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the

Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1.  Not engage in any stabilization activities in connection with our common stock;

  2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission,

which:

  *  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  *  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements

  *  contains a brief, clear, narrative description of a dealer market,

     including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

*  contains a toll-free telephone number for inquiries on

disciplinary actions;

*  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

*  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any

transaction in a penny stock, the customer with:

  *  bid and offer quotations for the penny stock;

  *  the compensation of the broker-dealer and its salesperson in the transaction;

  *  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  *  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

-----------------------         -----

Mr. Doug Berry                   47

Executive Officers:

Name of Officer                  Age

Office

---------------------           -----           -------

Mr. Doug Berry                   47             President, CEO,

                                                Secretary & Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Doug Berry has acted as our President, chief executive officer secretary, treasurer and as a director since our incorporation on April 30, 2004.  From 1994 to present, Mr. Berry has been President of D.B. Management Ltd., a private British Columbia corporation that invests in start-up companies along with assisting in various consulting activities.  From December 7, 2001 to April 17, 2004, Mr. Berry was President of Countryside Review Inc., a United States reporting company that intended to develop an online equestrian magazine dedicated to the equestrian lifestyle.

Mr. Berry intends to devote 20 hours of his business time per week to our affairs.

Term of Office

Our director has been appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Our officer and director is involved in non-company business ventures that involve mineral properties and exploration.  As our present business plan is focused entirely on the Eliza property, there is no expectation of any conflict between Mr. Berry’s business interests and our interests.  However, possible conflicts may arise in the future if we seek to acquire interests in additional mineral properties.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at July 21, 2004.  Except as otherwise indicated, all shares are owned directly.

                                                Amount of

Title of      Name and address                  beneficial     Percent

Class         of beneficial owner               ownership      of class

Common         Mr. Doug Berry                     2,000,000      38.50%

Stock          President, Chief

               Executive Officer, Secretary,

               Treasurer And Director

               475 Howe Street, Suite 1030

   Vancouver, B.C.

               Canada

Common         All Officers and Directors        2,000,000       38.50%

Stock          as a Group that consists of        shares

   One person

The percent of class is based on 5,200,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July 21, 2004, there were 5,200,000 shares of our common stock issued and outstanding that are held by 37 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Manning Elliott, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For

                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on April 30, 2004 under the laws of the state of Nevada.  On that date, Doug Berry was appointed as our director.  As well, Mr. Berry was appointed as our President, Chief Executive Officer Secretary and Treasurer.

                         Description Of Business

In General

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, the Eliza property.  Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Eliza property is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We acquired a 100% undivided right, title and interest in and to two mineral claims comprising one square kilometer located 16 kilometers from Zeballos, British Columbia, Canada.    In order to acquire the claims, we paid $6,500 to Mr. David Heyman, the vendor of the property, in an arm’s length transaction.

Our plan of operation is to determine whether this Eliza property contains reserves of gold, silver and/or copper that are economically recoverable.  The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

Even if we complete our proposed exploration programs on the Eliza property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Eliza Mineral Property Purchase Agreement

On June 26, 2004, we entered into an agreement with Mr. David Heyman of Langley, British Columbia, whereby he agreed to stake for us a total of two mineral claims located approximately 16 kilometers from Zeballos, British Columbia. We retained Mr. David Heyman to stake this property on our behalf for the sum of $6,500 for a 100% undivided right, title and interest in and to these claims.

Title to the Eliza Property

The Eliza Property consists of two mineral claims.  A “mineral claim” refers to a specific section of land over which a title holder owns rights to exploration to ground.  Such rights may be transferred or held in trust.  The claims comprising the Eliza property are registered 100% in the name of David Heyman. These claims will only be valid as long as we spend a minimum of $880 in exploration work on each one each year.  Alternatively, we may pay the same amount per claims in cash to the British Columbia government in order to maintain the claims in good standing.

If David Heyman, as trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts.

The registration of the claims in the name of a trustee does not impact a third party’s ability to commence an action against us respecting the Eliza property or to seize the claims after obtaining judgment.

Description, Location and Access

The Eliza property is located 16 kilometers from the nearest town, Zeballos, British Columbia, approximately 200 kilometers northwest of Victoria, British Columbia, close to tide water on Vancouver Island. The property is accessible from Victoria via floatplane, helicopter or boat.  No roads or trails access the property.  Once on the property, a recent logging road runs along the eastern portion of the property.  No infrastructure is located on the property.

The property is centered at 49◦53’N latitude and 127◦01’W longitude.  The property is approximately 0.5 kilometers from east to west and 1,000 meters from north to south.

Mineralization and Exploration History

The Eliza Property has seen various amounts of work dating back to the 1940’s where small scale production produced 435 grams of gold, 93 grams of silver and 10 kilograms of copper from 13 tonnes of material.  Periodic exploration work in the area included mapping, grid emplacement and geochemical sampling.  Geochemical sampling consists of the gathering of samples from property areas with the most potential to host economically significant mineralization based on past exploration results.  All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Grid emplacement involves dividing a portion of the property being explored into small sections.  Results are then recorded, or mapped, depending on that area of the grid from which samples are taken.

Geological Report: Eliza Property

We have obtained a geological report on the Eliza property that was prepared by Renee Brickner, a professional geologist, from Squamish, British Columbia, Canada. The geological report summarizes the results of exploration in the area of the Eliza property and makes a recommendation for further exploration work.

In her report, Renee Brickner concludes that the Eliza property has the potential to host precious metal occurrences in the immediate area.  She notes that previous exploration in the area includes geochemical and geological mapping, yielding small scale production results including 435 grams of gold, 93 grams of silver and 10 kilograms of copper from 13 tonnes of material. If such mineralization continued over a significant area, the Eliza property could potentially host a mineral deposit.  The lack of previous exploration within the property boundary and the existence of rocks, similar to those known to host mineralization elsewhere in the area, makes the property a target for additional exploration work.

Renee Brickner states that a three phase exploration program is recommended to determine the potential of the property to host economic quantities of gold, silver and/or copper.  Phase I will consist of mapping and sampling as a basis for the next phase.  Phase II will consist of additional grid mapp and sampling in areas & Test reconnaissance soil sampling.  Phase III will consist of soil sampling, line cutting, geophysical surveying and trenching.

Line cutting involves removing bush from the property in order to produce straight clearings.  This provides grid boundaries for geophysical and other surveys.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization.  Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

Trenching involves removing surface soil using a backhoe or bulldozer.  Samples are then taken from the bedrock below and analysed for mineral content.

We do not have an agreement with Renee Brickner to provide further geological services for planned exploration work on the Eliza property.  Ms. Brickner has indicated that she would be prepared to undertake such work if she was available.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of British Columbia, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond if we significantly disturb the property surface.  This would first occur during the drilling phase of exploration.

In addition, production of minerals in the province of British Columbia requires prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

During the initial phases of exploration, there will be no significant costs of compliance with government regulations.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                        Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to implement the first two phases of recommended exploration outlined in Ms. Brickner’s geological report. We anticipate that the phase one program consisting of mapping and sampling will cost approximately $5,590.  The follow-up recommended phase two program will consist of additional mapping and sampling and will cost about $10,680.

As well, we anticipate spending an additional $30,000 on professional fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $46,270.

We currently have enough funds on hand to complete our initial first two phases of exploration on the Eliza property.  To complete phase three and to cover administrative costs, will require additional funding. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program.  We believe that debt financing will not be an alternative for funding the complete exploration program.  We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  Our management is prepared to provide us with short-term loans, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

We have not and do not intend to seek debt financing by way of bank loan, line of credit or otherwise.  Financial institutions do not typically lend money to mineral exploration companies with no stable source of revenue.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the Eliza property.  We have not undertaken any efforts to locate a joint venture partner.  There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms.  We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending June 30, 2004

We did not earn any revenues during the period ending June 30, 2004.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $39,549 for the period from our inception on April 30, 2004 to June 30, 2004. These operating expenses were comprised of legal and organizational costs of $26,500, mineral property costs of $6,500, accounting and audit fees of $3,535, donated management fees recorded at $2,000, donated rent recorded at $1,000 and bank charges of $14.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

By a mineral property staking and purchase agreement dated June 26, 2004, the Company acquired a 100% undivided right, title and interest in and to two mineral claims known collectively as the Eliza property.  We do not own or lease any property other than the Eliza property.

            Certain Relationships And Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;

  *  Any person proposed as a nominee for election as a director;

  *  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  *  our sole promoter, Mr. Doug Berry; and

  *  Any relative or spouse of any of the foregoing persons who has the same house as such person.

During the period ended June 30, 2004, our president, Mr. Doug Berry, provided us with a $1,500 cash advance. This amount is unsecured, non-interest bearing and has no specific terms of repayment.

Our president, Mr. Doug Berry, provides management services and office premises to us free of charge.  These services are valued at $1,000 per month and the office premises are valued at $500 per month.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 37 registered shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock are available for resale to the public after May 25, 2005, in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 52,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on

   Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.  we would not be able to pay our debts as they become due in the usual course of business; or

2.  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on April 30, 2004 to June 30, 2004, and subsequent to that period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other

                                        Stock  * SARs  payouts Comp

Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)

_______________________________________________________________________

Doug   Pres., 2004  $0     0      0        0          0        0

Berry  CEO, Secretary,

 Treasurer & Dir.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Berry  And do not pay him any amount for acting as a director.

                        Financial Statements

Index to Financial Statements:

1. Independent Auditor’s Report;

2. Audited financial statements for the period from April 30, 2004 to June 30, 2004 including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

Independent Auditors’ Report

To the Stockholders and Board of Directors

of Sheer Ventures Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Sheer Ventures Inc. (An Exploration Stage Company) as of June 30, 2004 and the related statements of operations, stockholders’ equity and cash flows for the period from April 30, 2004 (Date of Inception) to June 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Sheer Ventures Inc. (An Exploration Stage Company), as of June 30, 2004, and the results of its operations, cash flows and stockholders’ equity for the period from April 30, 2004 (Date of Inception) to June 30, 2004, in conformity with generally accepted accounting principles used in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the early exploration stage and has losses from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott”

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 9, 2004

SHEER VENTURES INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

June 30, 2004

SHEER VENTURES INC.

(An Exploration Stage Company)

BALANCE SHEET

June 30, 2004

(Expressed in US Dollars)

ASSETS

2004

Current Assets
Cash	$ 45,486

Total Assets	$ 45,486

LIABILITIES
Current Liabilities
Accrued liabilities	$ 28,535
Due to a related party (Note 5)	1,500

Total Liabilities	30,035

STOCKHOLDERS’ EQUITY

Common Stock (Note 4)
75,000,000 shares authorized, with a $0.001 par value,
5,200,000 shares issued and outstanding	5,200
Additional Paid in Capital	46,800
Donated Capital (Note 5)	3,000

55,000

Deficit Accumulated During The Exploration Stage	(39,549)

Total Stockholders’ Equity	15,451

Total Liabilities and Stockholders’ Equity	$ 45,486

Commitments and Contingencies – Note 1

The accompanying notes are an integral part of these financial statements

SHEER VENTURES INC.

(An Exploration Stage Company)

STATEMENT OF OPERATIONS

(Expressed in US Dollars)

From April 30, 2004 (Inception) to June 30,
2004

Revenue	$ –

Expenses
Accounting and audit fees	3,535
Bank charges	14
Legal and organizational costs	26,500
Management fees (Note 5)	2,000
Mineral property costs	6,500
Rent (Note 5)	1,000

Total Expenses	39,549

Net loss for the period	$ (39,549)

Basic and diluted loss per share	$ (0.03)

Weighted average number of shares outstanding	1,418,000

The accompanying notes are an integral part of these financial statements

SHEER VENTURES INC.

(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

(Expressed in US Dollars)

From April 30, 2004 (Inception) to June 30,
2004

Operating Activities

Net loss for the period	$ (39,549)

Adjustment to reconcile net loss to cash used in operating activities

Donated services and rent	3,000

Change in non-cash working capital balance related to operations

Accrued liabilities	28,535

Net cash used in operating activities	(8,014)

Financing Activities

Capital stock issued	52,000
Advance from a related party	1,500

Net cash from financing activities	53,500

Increase in cash during the period	45,486

Cash, beginning of the period	–

Cash, end of the period	$ 45,486

Supplemental Disclosure
Interest paid	–
Income taxes paid	–

The accompanying notes are an integral part of these financial statements

SHEER VENTURES INC.

(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

(Expressed in US Dollars)

			Additional		Deficit Accumulated During the
	Common Shares		Paid-in	Donated	Exploration
	Number	Par Value	Capital	Capital	Stage	Total

Balance April 30, 2004 (Date of Inception)	–	$ –	$ –	$ –	$ –	$ –
Capital stock issued for cash
– May, 2004 at $0.001	2,000,000	2,000	–		–	2,000
– June, 2004 at $0.01	3,000,000	3,000	27,000		–	30,000
– June, 2004 at $0.10	200,000	200	19,800		–	20,000
Donated services and rent	–	–	–	3,000	–	3,000
Net loss for the period	–	–	–	–	(39,549)	(39,549)

Balance, June 30, 2004	5,200,000	$ 5,200	$ 46,800	$ 3,000	$ (39,549)	$ 15,451

The accompanying notes are an integral part of these financial statements

SHEER VENTURES INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2004

Note 1

Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on April 30, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $36,549 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company is planning to file an SB-2 Registration Statement to register 5,200,000 shares of common stock for resale by existing shareholders of the Company with the United States Securities and Exchange Commission. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

Note 2

Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in US dollars. The Company’s fiscal year end is June 30.

Mineral Property Costs

The Company has been in the exploration stage since its formation on April 30, 2004 and has not yet realized any revenues from its planned operations. It

Note 2

Summary of Significant Accounting Policies – (cont’d)

is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Financial Instruments

The carrying value of cash, accrued liabilities and due to related parties approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or

Note 2

Summary of Significant Accounting Policies – (cont’d)

future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Stock-based Compensation

In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” (“SFAS No. 148”), an amendment of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended June 30, 2004.

#

Note 2

      Summary of Significant Accounting Policies – (cont’d)

Stock-based Compensation (cont’d)

The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To June 30, 2004 the Company has not granted any stock options.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation – An Interpretation of APB Opinion No. 25 (“FIN 44”), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

#

Note 3

Mineral Property

Pursuant to a mineral property purchase agreement dated June 26, 2004, the Company acquired a 100% undivided right, title and interest in two mineral claims, located in the Alberni Mining Division of British Columbia, Canada for a total cash consideration of $6,500.

Note 4

Share Capital

The total number of common stock authorized that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the period from April 30, 2004 (Inception) to June 30, 2004 the Company issued 5,200,000 common shares for total cash proceeds of $52,000.

At June 30, 2004 there were no outstanding stock options or warrants.

Note 5

Related Party Balances/Transactions

a)

The President provided a cash advance of $1,500 to the Company during the period ended June 30, 2004. The amount is unsecured, non-interest bearing and has no specific terms of repayment.

b)

The President provides management services and office premises to the Company. The services are valued at $1,000 per month and the office premises are valued at $500 per month. During the period ended June 30, 2004 donated services of $2,000 and donated rent expense of $1,000 were charged to operations.

Note 6

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $36,549 which commence expiring in 2024. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

#

Note 6

Income Taxes – (cont’d)

The components of the net deferred tax asset at June 30, 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

2004 $

Net Operating Loss	36,549

Statutory Tax Rate	34%

Effective Tax Rate	–

Deferred Tax Asset	12,427

Valuation Allowance	(12,427)

Net Deferred Tax Asset	–

            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                        Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at  http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Until_____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by

      law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     40.53

Transfer Agent Fees                                         $  1,000.00

Accounting fees and expenses                                $  5,000.00

Legal fees and expenses                                    $  25,000.00

Edgar filing fees

                              $  1,500.00

                                                            -----------

Total                                                       $ 32,540.53

                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 2,000,000 shares of our common stock to Mr. Doug Berry on May 25, 2005.  Mr. Berry is our president, secretary, treasurer, chief executive officer and a director.  Mr. Berry acquired these 2,000,000 shares at a price of $0.001 per share for total proceeds to us of $2,000.00.  These shares were issued pursuant to Regulations S of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.01 per share to the following 30 purchasers on June 25, 2004:

      Name of Subscriber

Number of Shares

Arnie Gregersen                        100,000

L. Robert Ferguson

               100,000

Peter Docharty

                     100,000

Tarry Jamieson                         100,000

Sandra Berry

                      50,000

Kurt Roufosse

                      50,000

Graham Mason

                      50,000

Allan Anderson                          50,000

Lee Beran                               75,000

Rory Eades                              75,000

James D. Harris                         75,000

Robert McKim                            75,000

Jen Chitty                             100,000

Sandy Jamieson                         100,000

David A. Robinson                      100,000

Doug Foster                            150,000

Jim Babcock                            200,000

Rob Moe                                150,000

Craig Hagen                            150,000

Kirk Strachan                          100,000

Jacqueline Enns                         50,000

David Anderson                          50,000

Colleen Preston                        200,000

Jeannie Ord                             75,000

Leah Clark                              75,000

Toby Klassen                           100,000

Art Auger                              100,000

Kerry Gladson                          150,000

Ian Ballam                             150,000

Rick Berry                             100,000

The total amount received from this offering was $30,000.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 200,000 shares of our common stock at a price of $0.10 per share to the following six purchasers on June 30, 2004:

      Name of Subscriber

Number of Shares

Steve McKee                             40,000

Neil Gray                               35,000

Robert McBain                           30,000

Gail Just                               30,000

Scott McLeod                            25,000

Ab Moshansky                            40,000

The total amount received from this offering was $20,000.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                             Exhibits

Exhibit

Number             Description

  3.1             Articles of Incorporation

  3.2             Bylaws

5.1             Legal opinion of Joseph I. Emas, with consent to use

 10.1             Mineral Property Purchase Agreement

 23.1             Consent of Manning Elliott, Chartered Accountants

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the

           information set forth in this registration statement;

           Notwithstanding the forgoing, any increase or decrease in

           Volume of securities offered (if the total dollar value of securities offered would not exceed that which was

           registered) and any deviation from the or high end of the

           estimated maximum offering range may be reflected in the

           form of prospectus filed with the commission pursuant to

           Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of

           Registration Fee” table in the effective registration

           statement.

      (c)  To include any material information with respect to the plan of distribution not previously disclosed in this

           registration statement or any material change to such

           information in the registration statement.

2.     That, for the purpose of determining any liability under the

       Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the

       securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide

       offering thereof.

3.     To remove from registration by means of a post-effective

       amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the

Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise,

we have been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on July 21, 2004.

Sheer Ventures Inc.

By:/s/ Doug Berry

                              ------------------------------

Doug Berry, President, Chief

                              Executive Officer, Secretary

                              Treasurer, principal accounting

                              officer and director

                           Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Doug Berry, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED

        DATE

/s/ Doug Berry          President, Chief Executive        July 21, 2004

----------------------- Officer, Secretary, Treasurer

Doug Berry              principal accounting officer and

                    director